Part II

OFFERING CIRCULAR

ENTREX MARKET INDEX, LLC
150 E Palmetto Park Road
Suite 800
Boca Raton, FL 33432

Best Efforts Offering of up to 2,000,000 ?TIGRtoken? Equity
Securities
Minimum Purchase: 1 Unit ($10)

This prospectus relates to the offering and sale of up to Two Million (2,000,000) TIGRtoken Equity Securities for an aggregate, maximum gross dollar offering of Twenty Million ($20,000,000) Dollars (the ?Offering?). The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each TIGRtoken Equity Security will be offered at Ten Dollars ($10) per unit. There is a minimum purchase amount of One TIGRtoken Equity Security, at $10 per unit for an aggregate purchase price of Ten ($10) Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment: see ?Risk Factors?. This offering circular relates to the offer and sale or other disposition of up to Two Million (2,000,000) TIGRtoken Equity Securities, at Ten Dollars ($10) per unit.

This is our offering, and no public market currently exists for our TIGRtoken Equity Securities. The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the ?SEC?) and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of shares being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed. The shares offered hereby are offered on a ?best efforts? basis, and there is no minimum offering.

During which time this offering is being qualified by the Securities and Exchange Commission we have a current Reg D
exempt offering being sold by principals of the company.   When
and if this offering becomes qualified we shall cease the Reg D offering and solicit this qualified Reg A Offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of securities will be immediately available to us for use in our operations and once received and accepted are irrevocable. See ?Plan of Distribution? for a description of our TIGRtoken Equity securities offering.





THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE TIGRTOKEN EQUITY SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ?SECURITIES ACT?), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE TIGRtoken EQUITY SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

		      # of                         Price to
Proceeds to                 Proceeds to
		Securities		Public (2)		Issuer (1)
	  others

Per Security           1		                $10
$9.30                          $0.70                       Total
Minimum     1		                $10
$9.30                          $0.70
Total Maximum     2,000,000           $20,000,000
$18,600,000               $1,400,000











(1)
The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders fees, selling and other costs incurred in the offering of the common stock.




(2)
The TIGRtoken Securities (TIGRtokens) are offered at
$10 per unit.


We are following the ?Offering Circular? format of disclosure under Regulation A.

The date of this Amended Offering Circular is March 12, 2018








FORWARD LOOKING STATEMENTS


THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY?S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS ?ESTIMATE,? ?PROJECT,? ?BELIEVE,? ?ANTICIPATE,? ?INTEND,? ?EXPECT? AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT?S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY?S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.























PART II
ITEM #2
TABLE OF CONTENTS

PART II?... ITEM 1?...SUMMARY OF OFFERING CIRCULAR ???????.?.??1

PART II?... ITEM 2?...TABLE OF CONTENTS ????????????????.?.4

PART II?... ITEM 3a?.SUMMARY OF INFORMATION IN OFFERING CIRCULAR
.........5

PART II?... ITEM 3b?.RISK FACTORS???.??????????????..???.9

PART II?... ITEM 4?...DILUTION?.???.??????????????????.14

PART II?... ITEM 5?...PLAN OF DISTRIBUTION ????.???????????...15

PART II?... ITEM 6?...USE OF PROCEEDS TO ISSUER?????..????????16

PART II?... ITEM 7?...DESCRIPTION OF BUSINESS?????????..?????18

PART II?... ITEM 8?...DESCRIPTION OF PROPERTY?????.????????...20

PART II?... ITEM 9...?MANAGEMENT?S DISCUSSIONAND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF
OPERATIONS?.21

PART II?... ITEM 10?.DIRECTORS, EXECUTIVE OFFICERS AND
SIGNIFICANT EMPLOYEES?????????????????.????.24

PART II?... ITEM 11?.COMPENSATION OF DIRECTORS AND
OFFICERS????...25

PART II?... ITEM 12?.SECURITY OWNERSHIP OF MANAGEMENT AND
         	CERTAIN SECURITYHOLDERS??????????.???27

PART II?... ITEM 13?. INTEREST OF MANANGEMENT AND OTHER CERTAIN
TRANSACTIONS?????????????????.??..28

PART II?... ITEM 14?. SECURITIES BEING OFFERED?????????????..29

PART F/S? ITEM 15?. HISTORICAL AND PROJECTED FINANCIAL
STATEMENTS  .....???????????????????30

PART III?..ITEM 16?.  INDEX TO EXHIBITS????..?????????????.33

PART III?..ITEM 17?. DESCRIPTION OF EXHIBITS?..?????????????34

PART III?..ITEM 18?. SIGNATURE PAGE??????..???????..??.??..35
PART II
ITEM 3a
SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the ?Company,?
?company?, ?we,? ?our?, ?us? or ?EMI? refer to ENTREX MARKET
INDEX, LLC. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company

Organization:	We were incorporated as a Limited Liability
Company under the laws of the State of Florida on January 24, 2018. Our principal office is located at 150 E Palmetto Park Rd
Suite 800, Boca Raton FL, 33432.

Management:	Our Managing Member is Stephen H. Watkins. Our
Vice Chairman is Rick Rochon. Our other Directors initially include Alexander Adami and Erin Flaherty both who assist in the operations of the Company.

Controlling Shareholder:	Stephen H. Watkins is the controlling
shareholder and Managing Member.

Our Business

Description of Business:	Entrex Market Index or EMI is the
composite index of the Entrex Capital Market. The EMI purchases, as a holding company, up to 10% of each company that issues patented revenue enhanced debt securities (trademarked TIGRcubs) on the Entrex Capital Market System. The Entrex
Capital Market, or ?Entrex? was founded in 2001 as an Entrepreneurial Exchange with the mission to be the leading ?Capital Market System for Entrepreneurial companies?. Entrex focuses on $5-250 million annual revenue, cash-flowing companies, via its Patented revenue enhanced debt security called a TIGRcub. The TIGRcub simplifies investing in this sector of companies by avoiding equity valuation issues and liquidity by simply providing a debt structure which may have a base interest rate and a small slice of revenue distributed to the TIGRcub holder on a monthly basis. This methodology provides monthly yield to investors ? with the potential of enhanced-yield through revenue participation. Through the establishment of monthly yield the TIGRcub can be valued on a Net Present
Value basis.

Description of Operations: The Entrex Market Index, as a holding company, decides which company?s TIGRcub Securities to purchase which issue securities on the Entrex Capital Market. The Entrex Market Index?s monthly GAAP Gross Revenues are distributed by Issuing companies to the Entrex eChain LLC, the present payment and servicing company for TIGRcub Securities. The Entrex Market Index TIGRtoken security holders (TIGRtoken? holders) receive 99% of monthly GAAP Gross Revenues (received as TIGRcub Interest Payments, or TIPs from TIGRcub Issuers) to Investors on the 30th of each month (or the next business day pursuant to the payment and services agreement). 1% of the monthly GAAP Gross Revenues of the Entrex Market Index are provided to the Company as
compensation for operations.   Various operational costs are
incurred by the Entrex Capital Market, LLC and/or the Entrex eChain, LLC as the beneficiaries of the Entrex Market Index purchases of TIGRcub Securities from Issuers. The Entrex Market Index calculates various monthly Revenue Index of all the companies within the Entrex Capital Market for distribution to
media channels.    The Company anticipates, over time, that it
may create licensing income from the distribution of these indexes.

Historical Operations: The Entrex Market Index has purchased a limited series of various companies TIGRcub Securities since February 2017. Through the monthly distributions, pursuant to their TIGRcub agreements, the Entrex Market Index produced a return of 12.19% with interest distributed monthly to investors*. *The annualized average rate of return is based on TIGRcubs issued since February 2017. An investor should not rely on past performance as an indication of future performance. TIGRcub values and returns will fluctuate. Investing in TIGRcubs is subject to various risks that should be taken into consideration, such as (but not limited to) market risk, liquidity risk, and risk of default.

Current Operations: The Company currently manages a limited series of TIGRcub investments and is poised to manage the intended acquisition of up to 10% of existing and future issuers across the Entrex Capital Market.

Growth Strategy: The Company anticipates growth through a series of secondary offerings to increase the size of the Company?s holdings of TIGRcub securities. Capital growth will provide diversification of holdings beyond the proceeds of this offering. The timing of commencement of operations may be influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.

The Offering

Securities Offered: 2,000,000 TIGRtoken Equity Securities
(TIGRtokens) at $10 per unit ? see PART II - ITEM 14.

Use of Proceeds: The net proceeds will be deployed to purchase and hold up to 10% of the TIGRcub offering per Entrex Capital
Market Issuer.

Termination of Offering: The offering will commence as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the ?SEC?) and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of TIGRtoken Equity securities being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.

Offering Cost: We estimate our total offering estimated offering, selling and operational expenses and compensation of previous expenses of approximately $2,000,000 of the total
$20,000,000 offering amount.


















PART II
ITEM 3b
RISK FACTORS

Investing in our securities involves risk. In evaluating the Company and an investment in the securities, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect Entrex Market Index?s business, operating results or financial condition, as well as adversely affect the value of an investment in our securities. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have approximately one year of operational history producing limited financial results to investors. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Risks Relating to Our Business
We will be dependent upon key administrative personnel of the Entrex Market Index for our future success, particularly Stephen
H. Watkins. If we lose this member of the EMI management team, our ability to implement our business strategy could be significantly harmed.
We will depend on the experience, diligence, skill and network of business contacts of our management personnel. The management personnel, together with other professionals the EMI may retain subsequent to our offering, will evaluate, negotiate, structure, close, monitor and service our purchase of TIGRcub securities from specific companies, as based on the proprietary weighted formula approved by the EMI investment committee. Our future success will be depend to a significant extent on the continued service and coordination of the EMI administrative personnel, Stephen H. Watkins, who is also the Chairman of the Board of Directors. The departure of this individual could have a material adverse effect on our ability to achieve our objectives and manage the portfolio.
There is no active trading market for our securities.
There is currently no active trading market for our securities. If we cannot get enough companies to join the portfolio, there is a risk that TIGRtoken returns will not meet expectations.
In order for our business model to be successful, the Entrex Market Index relies on numerous companies joining our portfolio by selling the Company their TIGRcub securities. If there are not a sufficient number of companies, the portfolio could fail to meet expectations.
If there are not enough investors, there will not be enough cash to deploy to a portfolio of desired size, which could affect anticipated investor returns.
The Entrex Market Index business model relies, in part, on the diversification of TIGRcubs purchased from numerous issuers. If there are not sufficient investors, the Entrex Market Index may not be able to purchase 10% of each issuing company?s offer and the portfolio may fail to meet investor diversification and yield expectations.
Our ability to grow will depend on our ability to raise capital. We need access to investor capital in order to purchase TIGRcub revenue enhanced debt securities of private companies.


Our financial condition and results of operations will depend on our ability to manage our future growth effectively.
The Entrex Market Index is a company with limited operating history. As such, it is subject to the business risks and uncertainties associated with any new business enterprise, including the lack of experience in managing or operating a business of this type. Our ability to achieve our objectives will depend on our ability to grow, which will depend, in turn, on our management personnel?s ability to identify, analyze and purchase TIGRcubs from companies that meet the Entrex Market Index purchase criteria.
Accomplishing this results on a cost-effective basis is largely a function of our management personnel?s structuring of administrative duties, their ability to provide competent, attentive and efficient services to clients and our access to financing on acceptable terms.
We will operate in a highly competitive market for investment opportunities.
We compete for investors with traditional investment vehicles (including private equity funds and mezzanine funds), other equity and non-equity based investment funds, investment banks and other sources of financing, including traditional financial services companies such as commercial banks and specialty finance companies. Many of our competitors, although in a more traditional investment space, are substantially larger than us and have considerably greater financial, technical and marketing resources than we do.
Our quarterly and annual operating results are subject to fluctuation as a result of the nature of our business, and if we fail to achieve our objectives, the value of our securities may decline.
We could experience fluctuations in our quarterly and annual operating results due to a number of factors, some of which are beyond our control, including the number of investors, the number of companies that agree to issue TIGRcubs, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.
There are significant potential conflicts of interest which could impact our returns.
Our management team (and any that may be retained in the future), and the future members of a Entrex Market Index may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or organizations managed by affiliates of the Entrex Market Index that may be formed in the future. Accordingly, if this occurs, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of our investors or us.

Operational and/or Ownership conflicts of interest.
Our management team (and any that may be retained in the future), and the future members of the Entrex Market Index may be owners or principals of entities that the Entrex Market Index may purchase their TIGRcub Securities. Accordingly, if this occurs, they may have obligations to investors in those entities which may not be in the best interest of the TIGRtoken Equity holders of the Entrex Market Index.
Our Management may choose to, exclusively at their option, to sell or reclassify one or more class/es of securities which could convey rights and privileges to their owners.
The Entrex Market Index management has the right to sell or convert any of the Company?s securities into various securities of any other company if deemed appropriate, exclusively at the option of the management, into a private or publicly listed Company.
Our Management may change our TIGRcub purchasing objectives, operating policies and strategies without prior notice or stockholder approval.
Our management has the authority to modify or waive certain of our operating policies and strategies without prior notice and without investor approval. However, absent investor approval, we may not change the nature of our business so as to cease to exist unless sold or purchased at the exclusive option of management. We cannot predict the effect any changes to our current operating policies or strategies would have on the business model, operating results and returns to investors. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.
Changes in laws or regulations governing our operations may adversely affect our business.
We are subject to regulation by laws at the local, state and federal levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Any change in these laws or regulations could have a material adverse effect on our business.
Because the Entrex Market Index may be publicly traded, there will be uncertainty regarding the value of our securities.
We shall provide to investors our calculation of the present value (PV) of the Entrex Market Index TIGRcub portfolio. This valuation may fluctuate significantly and could have no relevance to actual results of the securities of the Entrex Market Index.
Investing in private companies may present certain challenges to us, including the lack of available information about these companies.
We will be investing in private companies, which report to Entrex eChain LLC through proprietary methodologies. Entrex eChain LLC, as a service provider, has agreed to an acceptable corporate review process that may or may not include mandating audited financial statements from each portfolio company.

Purchase of previously issued Investor TIGRcub securities.
At the discretion of management; we may purchase TIGRcub securities previously issued to investors via a Regulation D offering made by the Entrex Market Index. These investors? securities may be purchased by the Company at a premium or a discount and at the sole discretion of management and may have conflicts of interest with the company, the management or the price of such securities.
Purchase of previously issued Issuer TIGRcubs securities.
At the discretion of management; we may purchase TIGRcub securities purchased via funds provided by investors via Regulation D offerings by the Entrex Market Index. These issuer?s securities may be purchased by the Company at a premium or a discount and at the sole discretion of management and may have conflicts of interest with the company, the management or the price of such securities.
Entrex Market Index limited operational income and expenses. Entrex Market Index has had limited operational personnel with historical costs absorbed by the Entrex Capital Market, LLC and
Entrex eChain LLC.   If costs were to be paid directly in the
future the operations would incur costs which could limit distributions to TIGRtoken Holders or significantly affect the operations of the enterprise. Any funds remaining from the 1% fees withheld from the GAAP Gross revenue investor distributions (99%) will be distributed to licensors of technologies or operational personnel at the sole discretion of management. Entrex Market Index use of TICO score to establish algorithmic risk has limited experience.

Entrex Market Index?s purchases TIGRcub securities issued typically by private companies and as such financial information is limited beyond information provided by the company and/or their financial advisors. Based on the availability of information we utilize a TICO score, or TIGRcub Indexed Credit Observation, which is an algorithmic scoring tool used to quantify a company?s ability to service TIGRcub debt securities. We use the TICO to help manage purchase risk however based on limited experience of the information inputs and algorithmic outputs we have limited experience to know if the TICO algorithmic parameters produce accurate investment risk profiles of the underlying companies.






PART II
ITEM 4
DILUTION


We are offering TIGRtoken Equity Securities (TIGRtokens), which will distribute 99% of GAAP Gross Revenue earned by the Entrex Market Index to investors on a monthly basis.
Pursuant to the section labeled ?Warrants/Options? we may provide TIGRtoken Equity securities (TIGRtokens) to members of management, employees or partners which may or may not have a dilutive effect to TIGRtoken Equity securities (TIGRtoken) returns.
We anticipate future offerings which will purchase more TIGRcubs which could add to the diversification of the underlying
purchased TIGRcub assets.   These potential future offerings
will dilute the holdings of this offerings TIGRtoken Equity
(TIGRtokens).































PART II
ITEM 5
PLAN OF DISTRIBUTION

We are offering a maximum of 2,000,000 TIGRtoken Equity Securities on a no minimum, ?best efforts? basis. The offering will terminate upon the earlier to occur of: (i) the sale of all TIGRtoken Securities being offered, or (ii) 365 days after this Offering Circular is declared effective by the Securities and Exchange Commission or (iii) or the decision by Company management to deem the offering closed.

Our TIGRtoken securities are not currently listed on any national exchange or qualified for trading on any electronic quotation system. No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.
Warrants/options:
As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may however, pursuant to the direction of management, issue warrants and/or options to individuals and/or entities in the future. These warrants and/or options may not be for the benefit of the TIGRtoken Security holders.
State Securities Laws:
Under the securities laws of some states, the TIGRtoken Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.


















PART II
ITEM 6
USE OF PROCEEDS TO ISSUER

We estimate that the net proceeds from the sale of the 2,000,000
TIGRtokens in this Offering will be approximately $18,000,000, after deducting the estimated offering, selling and operational expenses of approximately $2,000,000.

Each company participating in the Entrex Capital Market System has up to 10% of its TIGRcub offering committed for purchase by the Entrex Market Index. The Entrex Market Index purchases a small portion of each TIGRcub Issuers? offering, providing investors a diverse basket of yield-oriented, revenue-enhanced, securities.

Accordingly, we expect to use the net proceeds, estimated as discussed above as follows, if we raise the maximum offering amount: Maximum Offering Amount: $20,000,000

Anticipated Purchase of TIGRcubs from Entrex Capital Market
Issuers:

Fully funding Offering:			100%			 	$20,
000,000

Disclosed Expenses:				  10%				$
2,000,000

Net Offering distributed:			  90%
	$ 18,000,000

Anticipated Purchase of TIGRcubs:					$
18,000,000

      2017 Historical returns:
	12.19%*

      2017 Diluted return based as/if based on historical
performance: 	10.97%**

*The annualized average rate of return is based on TIGRcubs issued since January 2017. An investor should not rely on past performance as an indication of future performance. TIGRcub values and returns will fluctuate. Investing in TIGRcubs is subject to various risks that should be taken into consideration, such as (but not limited to) market risk, liquidity risk, and risk of default. This document is not intended as a solicitation or offer to sell TIGRcubs.
**Diluted return indicated are calculated ?as/if? the 12.19% return provided to Entrex Market Index in 2017 had been diluted pari-passu to the maximum net offering distributed in this Offering. An investor should not rely on past performance as an indication of future performance. TIGRcub values and returns will fluctuate.
Investment Objectives:

Our primary investment objectives are:





-
to maximize the monthly yield distributed to of investors




-
to preserve and protect your capital contribution;

-
to purchase TIGRcubs from high quality issuers to reduce volatility and default risk

We will also seek to realize growth in the value of our investments and to optimize the timing of their sale.

However, we cannot assure you that we will attain these objectives or that the value of our investments will not decrease. We have not established a specific policy regarding the relative priority of these investment objectives.

Investment Criteria:

We believe the most important criteria for evaluating the issuers whom we select for the Entrex Market Index include:

	Historic and projected cash flowing companies
	High growth industries
	Strong management
	2:1 or higher Debt Services
		  (EBITDA/Total Debt Services)
	3:1 or lower Debt to Equity
	       (Total Debt/Book Equity)
	3:75:1 or lover Leverage Multiple
		  (Total Long Term Debt/EBITDA)

Issuers? TIGRcub which are purchased by the Entrex Market Index may or may/not have the indicated investment criteria above but, at the exclusive discretion of management, may be waived as deemed most effective for the anticipated benefit of TIGRtoken holders.


?
PART II
ITEM 7
DESCRIPTION OF BUSINESS

Entrex Market Index or EMI is the composite index of the Entrex
Capital Market. The EMI purchases, as a holding company, up to 10% of each company that issues revenue enhanced debt securities (called TIGRcubs) on the Entrex Capital Market
System.

The Entrex Capital Market, or ?Entrex? was founded in 2001 as an Entrepreneurial Exchange with the mission to be the leading
?Capital Market System for Entrepreneurial companies?

Entrex focuses on $5-250 million annual revenue, cash-flowing companies, via its Patented revenue enhanced debt security trademarked a TIGRcub.

The TIGRcub simplifies investing in this sector of companies by avoiding equity valuation issues and liquidity by simply providing a debt structure which may have a base interest rate and a small slice of revenue distributed to the TIGRcub holder on a monthly basis.

This methodology provides monthly yield to investors ? with the potential of enhanced-yield through revenue participation.
Through the establishment of monthly yield the TIGRcub can be valued on a Net Present Value basis.

The Entrex Market Index, as a holding company, decides which company?s TIGRcub Securities to purchase which issue securities on the Entrex Capital Market.

The Entrex Market Index?s monthly GAAP Gross Revenues are distributed by Issuing companies to the Entrex eChain LLC, the present payment and servicing company for TIGRcub Securities.

The Entrex Market Index TIGRtoken Equity holders (TIGRtoken holders) receive 99% of monthly GAAP Gross Revenues (received as TIGRcub Interest Payments, or TIPs from TIGRcub Issuers) to Investors on the 30th of each month (or the next business day pursuant to the payment and services agreement).

1% of the monthly GAAP Gross Revenues of the Entrex Market Index are provided to the Company as compensation for
operations.   Various operational costs are incurred by the
Entrex Capital Market, LLC and/or the Entrex eChain, LLC as the beneficiaries of the Entrex Market Index purchases of TIGRcub Securities from Issuers.

The Entrex Market Index calculates various monthly Revenue
Index of all the companies within the Entrex Capital Market for
distribution to media channels.    The Company anticipates,
over time, that it may create licensing income from the distribution of these indexes.

The Entrex Market Index has purchased a limited series of various companies TIGRcub Securities since February 2017. Through the monthly distributions, pursuant to their TIGRcub agreements, the Entrex Market Index produced a return of 12.19% with interest distributed monthly to investors*.
*The annualized average rate of return is based on TIGRcubs issued since February 2017. An investor should not rely on past performance as an indication of future performance. TIGRcub values and returns will fluctuate. Investing in TIGRcubs is subject to various risks that should be taken into consideration, such as (but not limited to) market risk, liquidity risk, and risk of default.
The Company currently manages a limited series of TIGRcub investments and is poised to manage the intended acquisition of up to 10% of existing and future issuers across the Entrex Capital Market.




?
PART II
ITEM 8
DESCRIPTION OF PROPERTY

The Entrex Market Index utilizes offices of the Entrex Capital
Market.   These offices are located on the 8th Floor at 150 East
Palmetto Park Road, Boca Raton, Florida.

The Entrex Market Index sub-licenses software from the Entrex Capital Market LLC and the Entrex eChain LLC to manage invested capital and investor returns. Payments made for operational expenses, including license expense and personnel is exclusively at the discretion of management.

Today three personnel operate at the aforementioned location, one of which is part time. We anticipate with a successful offering to supplement our team to manage the purchases of TIGRcub Holdings and inquiries from investors.



?
PART II
ITEM 9
MANAGEMENT DISCUSSION AND ANALSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The Entrex Market Index has operated at our location during 2017 during which time it received capital from a Regulation D private offering.
From funds received we purchased various TIGRcub certificates from Issuers of the Entrex Capital Market and presently hold these positions.
Operationally we receive an interest payment (TIGRcub Interest Payment or TIP) from each of the Issuers via the Entrex eChain LLC the current payment and service provider of TIGRcub
Securities.    These TIPs are typically received on the 22nd of
each month or the next business day.
We distribute TIPS received, less a $2.50 service fee of the Entrex eChain LLC, to each investor on the last day of the month, or the next business day, typically via ACH to the Certificate/s holder/s of record for the prior month.
Operating Results:
2017 resulted in $2,769.31 in TIP income to the Entrex Market Index with $2,524.62 being distributed, net of fees, to
Investors.   Interest received by investors in the Entrex Market
Index represented 12.19% APR for 2017.
Entrex Market Index investors are served through a payment and
service provider; today the Entrex eChain LLC.   Growth in the
Company through this offering and potential further offerings require and rely on both the Entrex Capital Market to obtain Issuers to purchase TIGRcub Securities and to the Entrex eChain LLC to manage Interest Payments to Investors of this offering ? any material financial changes to those organizations may have a material effect on the ability to deploy funds and the ability
to service investors interest payments.   Further risks are
discussed in ?Risk Factors?.
Funds from this offering will be used to purchase an additional $18,000,000 of TIGRcub Securities resulting in projected assets held by the Entrex Market Index of: $18,030,000.
GAAP Income from the anticipated projected assets held by the Entrex Market Index are expected to by $2,220,058 (Calculated as if the investments had been made for a full calendar year). TIGRtoken Interest distributions (99%) are paid, via the Entrex eChain LLC, to investors which are anticipated to represent $2,197,857 (Calculated as if the investments had been made for a full calendar year) in resulting in projected APR interest to investors of 10.97% (Calculated as if the investments had been made for a full calendar year).
The Entrex Market Index received 1% of GAAP gross revenues ?
projected to be $22,201.   These fees pay various costs of
banks, ACH wiring fees and other expenses. Any surplus fees are distributed to the Technology Licensor: any deficiencies will be paid by the Entrex Capital Market.
Material Changes:
No material changes are expected in the operations or investor returns in 2018.
Various micro and macro-economic national or global events could have significant effect on the holdings of the Company as these events could or would have operational effect on the held securities of underlying companies.
To date no TIGRcub Issuer has had a formal default of their TIGRcub Securities: but it would be reasonable to expect that companies? securities held by the Entrex Market Index would experience financial difficulty and potential total loss.
If any one company?s holdings were completely lost (assuming $1,000,000 held TIGRcub position per company) the net effects to Investors in this offering would be reduced by approximately one
half of one percent (50 BPS).   The net result of one
company?s complete loss, would therefore result in a 10.36% APR for investors.
Any additional company holdings losses would continue material negative effect to investors of this offering.
Liquidity:
The Entrex Market Index has limited liquidity as all invested funds purchase holdings of companies pursuant to our business plan.
If our present payment and servicing provider, Entrex eChain LLC, chose not to perform services for us it would materially affect the manner and timing for us to efficiently pay investors
the monthly coupon as stated.    If new payment and servicing
entities chose to effect different and/or more expensive alternative methods of investor payments the costs would result in reduced payments being provided to investors on a monthly basis.
Plan of Operations:
The Entrex Market Index has bought various TIGRcub Securities
issued on the Entrex Capital Market.   As such this limited
experience relies on third party research and representations in making purchase decisions pursuant to our business plan. Historically these decisions have produced the 12.19% returns for investors in 2017 but past performance cannot be relied upon for future results.
Issuers of TIGRcub securities are typically private companies and as such financial information is limited beyond information provided by the company and/or their financial advisors. Based on the availability of information we utilize a TICO score, or TIGRcub Indexed Credit Observation, which is an algorithmic scoring tool used to quantify a company?s ability to service
TIGRcub debt securities.   We use the TICO to help manage
purchase risk:  See Risk Factors.
Trends:
The Entrex Market Index was a beneficiary of the positive
macroeconomic position of the economy in 2017.   The companies
we invest typically maintain a positive outlook on 2018 and the future however investor returns from the Entrex Market Index will be dictated by the overall economic performance of the companies? securities held by the Entrex Market Index.
(The Balance of this Page is Blank)

?
PART II
ITEM 10
DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS
Our executive officers and directors as of the date of this offering are as follows:
Name			        Position
Stephen H. Watkins     Managing Member
Richard Rochon       Member
Thomas Hatfield 	 Member
Erin Flaherty		 Member
Alexander Adami	Member
Stephen H. Watkins: is Managing Member and is the founding Chairman and CEO of Entrex. Stephen is an experienced entrepreneur founding a series of successful information and business services companies; two of which grew to billion dollar market cap companies. Stephen authored the book Capital Can?t Fund What It Can?t Find. In the past he wrote a syndicated bi-monthly finance column?read by over eight million national readers at its peak.

Richard C. Rochon: is Vice Chairman of the Board of the Entrex
Holding Company (EHCo, LLC).   Mr. Rochon has extensive
experience as an investor, shareholder, director and officer of various public and private companies throughout his career and has been involved in numerous acquisitions, divestitures, spin-offs, initial public offerings, secondary offerings and other corporate financings and transactions. Prior to joining Entrex Mr. Rochon formed RPCP.

Thomas Hatfield: Manages the IBM Technology Platforms across EMI and the associated Entrex Capital Market System companies. Mr. Hatfield brings over 30 years of expertise creating and solving complex online information systems. His technical experience includes the US Army where he deployed tactical information systems and with General Electric where was a Systems Test Engineer for final testing and ground-station operations for military space-satellite communications. His expertise is over 20 years creating custom systems, for organizations including Cadence Design Systems, NEC Electronics, Flextronics and PeopleSoft.

Erin Flaherty:  Manages the various holdings of the Entrex
Market Index and is instrumental in each trade and subsequent monthly interest payments received to and from Issuers and Investors.

Alexander Adami: Manages the financial analysis of the underlying companies securities both before and during Issuers securities are held by the Entrex Market Index
?
PART II
ITEM 11
COMPENSATION OF DIRECTORS AND OFFICERS

Name			 Cash Compensation      Other Compensation
Total Compensation*
Stephen H. Watkins*      $1			   $0
$1

*Compensation for operators and directors of the Company are provided via wholly owned subsidiaries of EHCo, LLC the Entrex
Holding Company.   Therefore limited compensation is made to
directors and officers of the Company.
Officers and Directors:
At our sole discretion we may add additional Officers and Directors and compensate them through annual retainer fees along with reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each meeting. Each independent Officer and Director will receive $500 in connection with each meeting that they attend, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting not held concurrently with a board meeting. No compensation is expected to be paid to Directors or Officers until this offering is made effective.
Compensation for expenses, Officers and Directors will be managed through the sole decisions and directions of the Managing Member.
Indemnification Agreements:
We shall enter into indemnification agreements with our Directors and Officers. The indemnification agreements are intended to provide our Directors the maximum indemnification permitted under law and/or requested by the respective Officer and/or Director. Each indemnification agreement provides that EMI shall indemnify the Director or Office who is a party to the agreement (an ?Indemnitee?), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be made a party to or a witness in any threatened, pending, or completed proceeding. Significant Employees:
As of the date of this prospectus, Stephen H. Watkins is the Managing Member of the Entrex Market Index and the key personnel associated directly with the Entrex Market Index. Other staff members and/or entities will be involved in Entrex Market Index as required. At the sole discretion of management various employment agreements and/or contracts may be made with key personnel which regulate the manner of compensation and the potential option purchases as provided in the employment agreements.

Family Relationships:
There are no family relationships among our directors or officers
Involvement in Certain Legal Proceedings:
None of our control persons are known to have been involved in any of the following events during the past five years:
1.
Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.
Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or 4.
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.
Changes in Control:
We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

PART II
ITEM 12
SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN SECURITYHOLDERS


Title of Class	       Name of Beneficial	          Amount
and Nature	      Percent of class (3)

					   Owner			          	of
Beneficial			     Acquirable.
Preferred
Member
Interests          Ubique Holdings, LLC*	             100%
	          100%

This Offering      TIGRtokens                       100%
100%


*controlled by Watkins the Managing Member of the Entrex Market
Index, LLC




?
PART II
ITEM 13
INTEREST OF MANAGEMENT AND
CERTAIN SECURITYHOLDERS

n/a
(the balance of this page is intentionally blank)







?
PART II
ITEM 14
SECURITIES BEING OFFERED

We are offering a maximum of 2,000,000 TIGRtoken Securities

TIGRtoken Securities receive 99% of GAAP Gross Revenues received by the company on a monthly basis; as confirmed monthly by management.

These payments, made through the Entrex eChain LLC payment and Servicing provider, are distributed to Investors via what the IRS calls a "pass-through entity," like a partnership or sole proprietorship. A limited liability company (LLC) is not a separate tax entity like a corporation. The LLC itself does not pay federal income taxes, although some states impose an annual tax on LLCs.

TIGRtoken Securities have no dividend rights;

TIGRtoken Securities have no voting rights;

TIGRtoken Securities have no liquidation rights;

TIGRtoken Securities have no pre-emptive rights;

TIGRtoken Securities have no conversion rights;

TIGRtoken Securities have no redemption provisions;

TIGRtoken Securities have no rights inferred to the selection of the Managing Member;

TIGRtoken Securities have no rights inferred to the decisions of the Managing Member;

TIGRtoken Securities have no voting rights for any future Board of Directors if created;

TIGRtoken Securities have no voting rights or selection of any Officers;

TIGRtoken Securities have no decision on the leverage the Company decides to obtain;

TIGRtoken Securities have no decision on and sale/merger or acquisition;

TIGRtoken Securities have no liabilities for further calls or future offerings;

TIGRtoken Securities have no liabilities associated with the company;

TIGRtoken Securities have no decision on any distribution of fees or acquisition price from a sale/merger of the company beyond their continuation of the 99% of GAAP Gross Revenues, from assets held, as decided by monthly by management.


PART F/S
ITEM 15
HISTORICAL AND PROJECTED FINANCIAL STATEMENTS

Entrex Market Index, LLC
Historical and Projected
Financial Statements
(unaudited*)
Balance Sheet(Projected)
12/31/2017		Post		Post Capital Deployment

Assets

Cash		 7	 18,000,007		30,007
Holdings	30,000	30,000	18,000,000
Fees:			     2,000,000      2,000,000,
Total Assets: 30,007   20,030,007	      20,030,007
Liabilities: 30,000      0                   0
Retained
Earnings:    -446       -446                -446
TIGRtokens:  0       20,030,000          20,030,000
Common
Equity:    453        453                   453
Total
Liabilities &
Equity:  30,007    20,030,007          20,030,007






Income Statement (projected)

      	2/31/2017               Post Capital
						Deployment

Revenues: 			$2,769		 	$2,220,058

TIGRtoken Payments :	$2,525			$2,197,857

Gross Income:			$245			$22,201

Expenses**			$691

Net Income:			-446			$22,201

TIGRtoken Projected
Return:				12.19%		10.97%***


*See accompanying notes to these financial statements

** Entrex Market Index pushes operational expenses to the Entrex eChain LLC which is the current Payment and Servicing Provider for all TIGRcub Securities within the Entrex Capital Market
System.     Expenses, historically, for the Entrex Market Index,
LLC have been limited to bank account costs and minimal other
expenses.     Due to this operating structure limited expenses
are expected to be absorbed by the Entrex Market Index Directly
with 99% of revenues distributed to TIGRtoken Holders.   Any
profit, post expenses, are provided to license fees or dictated, at its sole discretion, by the Managing Member.

*** The reduction in the post capital deployment projected return compared to the 2017 actual return is due to the fees associated with raising $20,000,000 via a Tier 1 Offering pursuant to Regulation A.



Note 1.     Organization, History and Business

ENTREX MARKET INDEX, LLC (?the Company?) became a Limited Liability Corporation in Florida on January 24, 2018. The Company was established for the purpose of adding a vehicle for additional equity to fund Issuers, on an Indexed base, across the Entrex Capital Market. The Company's fiscal year end is December 31.

Note 2.     Revenue Recognition

Revenue is derived from contracts with businesses through TIGRcub Securities. Revenue is recognized in accordance GAAP considered TIGRcub Interest Payments or TIPs.

Note 3.     Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, ?Stock Compensation? (?ASC 718?). Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, ?Equity-Based Payments to Non-Employees.? Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term ?forfeitures? is distinct from ?cancellations? or ?expirations? and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and

Note 4.     Summary of Significant Accounting Policies
(continued)

Warrant exercises as well as employee termination patterns. The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Note 5.   Related Party Transactions

There have been no related party transactions other than the following related party stock issuances.

Note 6.     Income Taxes

The Company adopted the provisions of ASC 740-10-50, formerly
FIN 48, and ?Accounting for Uncertainty in Income Taxes?. The
Company had no material unrecognized income tax assets or liabilities as of October 1, 2016.

The Company?s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period September 7, 2016 (inception) through October 1, 2016 there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and the state of Delaware. We are not currently involved in any income tax examinations.

Note 7.    Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company?s ability to continue as a going concern. Management believes that the Company?s capital requirements will depend on many factors including the success of the Company?s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the
future.   The conditions described above raise substantial doubt
about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.?
ITEM 16
INDEX TO EXHIBITS

Exhibit A.  State Filing Documents
Exhibit B.  Federal EIN


?
PART III
ITEM 17
DESCRIPTION OF EXHIBITS


Exhibit A.  State Filing Documents
Exhibit B.  Federal EIN



?
PART III
SIGNATURE PAGE
ITEM 18



Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton and County of Palm Beach, in the State of Florida, March 6, 2018.


Entrex Market Index, LLC.

By: /s/ Stephen H. Watkins

Name: Stephen H. Watkins

Title: Managing Member
(and Principal Executive Officer)


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature					Title
	Date
/s/ Stephen H. Watkins		Managing Member
	March 12,2018
Stephen H. Watkins			(and Principal Executive Officer)